EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999 relating to the financial statements of Bindley Western Industries, Inc., which appears in Bindley Western Industries' Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Indianapolis, Indiana
August 16, 1999